UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2010

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2600, Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

____________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2010, the Board of Directors (the “Board”) of Ralcorp Holdings, Inc. (the “Company”) appointed Benjamin Akande and Jonathan E. Baum to serve as directors until the 2011 annual meeting of shareholders.  The appointments, which are effective immediately, increase the size of the Board to eleven members.  The Board has determined that Dr. Akande and Mr. Baum are independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.  The elections of Dr. Akande and Mr. Baum increase the number of independent directors on the Board to nine.

Dr. Akande and Mr. Baum will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on November 30, 2009.  Upon their appointment to the Board, Dr. Akande and Mr. Baum were each granted 10,000 Stock Appreciation Rights (“SARs”).   The SARs have an exercise price of $62.73 and become exercisable three years from the date of grant.  The terms of the SARs are substantially similar to the terms of the SARs previously granted to other non-management directors in 2008, 2009 and 2010.

A copy of the Company’s press release announcing the foregoing is attached to this report as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release dated October 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date:	October 25, 2010	By: /s/T. G. Granneman
T. G. Granneman
Corporate Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated October 25, 2010